Exhibit 23.1

We consent to the incorporation by reference of the Registration Statement on Form S-3 (No. 333-257812) and the Registration Statements on Form S-8 (333-169042), (333-257348) and (333-272399) pertaining to the Data Storage Corporation 2021 Stock Incentive Plan, of our report dated March 31, 2023, with respect to the audited financial statements of Data Storage Corporation, included in its Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

March 28, 2024